                                                                      Exhibit B1

                GENERAL ASSIGNMENT, BILL OF SALE, AND CONVEYANCE
                ------------------------------------------------

      THIS GENERAL ASSIGNMENT, BILL OF SALE, AND CONVEYANCE (this "Assignment"), effective as of 12:00:01 a.m., July 1, 2000 (the "Effective Time"), is made from The Northeast Ohio Operating Companies, Inc., an Ohio corporation, ("Assignor") to NEO Construction Company, an Ohio corporation and a wholly-owned subsidiary of Assignor ("Assignee").

                                    ARTICLE I

                          GRANTING AND HABENDUM CLAUSES
                          -----------------------------

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby grant, transfer, convey, assign and deliver unto Assignee, subject to the matters set forth herein, all of Assignor's right, title, and interest in and to the properties and assets described on Exhibit A attached hereto, (collectively, such interests in such assets are referred to as the "Assets").

      To have and to hold the Assets unto Assignee and its successors and assigns, forever, subject to the matters set forth herein.

                                   ARTICLE II

                                  MISCELLANEOUS
                                  -------------

      2.1 Further Assurances. Assignor covenants and agrees to execute and deliver to Assignee all such other and additional conveyances, instruments and other documents and to do all such other acts and things as may be necessary more fully to vest in Assignee record title to all of the Assets and the respective properties, rights and interests herein granted or intended to be granted, and to put Assignee in actual possession of the assets, including, without limitation, any assignment acceptable for filing with governmental authorities, if applicable (a "Governmental Form Assignment"). In the event any term or provision of any Governmental Form Assignment should be inconsistent with or conflict with the terms or provisions of this Assignment, the terms and provisions of this Assignment shall control and shall govern the rights, obligations and interests of the parties hereto, their successors and assigns. All Governmental Form Assignments (if any) and this Assignment shall, when taken together, be deemed to constitute but one conveyance and assignment by Assignor to Assignee of all of the Assets.

      2.2 Assumption. Assignee expressly assumes all obligations and liabilities that are attributable to the ownership and/or operation of Assets, which assumption by Assignee shall be made regardless of whether any such obligation or liability is attributable to events or periods of time prior to or after the Effective Time.

      2.3 Counterparts. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but on conveyance.

      2.4 Successors and Assigns. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

      2.5 Exhibits. Reference is made to the Exhibits attached hereto and made a part hereof for all purposes. References in Exhibit A to instruments on file in the public records are made a part hereof for all purposes.

      IN WITNESS WHEREOF, the parties have subscribed their names effective on the date set forth above.



ASSIGNOR:                            THE NORTHEAST OHIO OPERATING
                                     COMPANIES, INC.


                                     By: /s/ Lawrence P. Haren
                                         -------------------------------------
                                     Lawrence P. Haren, President

ASSIGNEE:                            NEO CONSTRUCTION COMPANY

                                     By: /s/ Lawrence P. Haren
                                         -------------------------------------
                                         Lawrence P. Haren, President

                                   EXHIBIT A

                        NORTHEAST OHIO NATURAL GAS CORP.
                                 BALANCE SHEETS
                       AS OF MAY 31, 2000 AND MAY 31, 1999

                                   (UNAUDITED)


                                     Year-To-Date As Of         Comparative As Of
                                          05/31/2000               05/31/1999
ASSETS
PROPERTY, PLANT & EQUIPMENT            $11,327,500.65             $9,157,677.39
  LESS: Accumulated deprec.             (2,807,088.84)            (2,293,561.77)
                                       --------------             -------------
    Net plant                            8,520,411.81              6,864,115.62
                                       --------------             -------------
  CONSTRUCTION WORK IN PROG.             1,496,538.20                883,533.45
                                       --------------             -------------
    Total Plant                         10,016,950.01              7,747,649.07
                                       --------------             -------------

CURRENT ASSETS:

  Cash                                  (1,427,241.49)               383,400.09

  Accounts receivable, net                 529,583.15                404,488.87
  Intercompany receivables                (458,947.66)              (179,426.55)
  Interdivision receivable                  23,113.04                       .00
  Interco. note receivable                        .00                       .00
  Materials & supplies inv.                147,910.25                100,431.95
  Prepayments                                     .00                 19,524.99
  Other                                     22,825.77               (272,517.64)
                                       --------------             -------------
    Total current assets                (1,162,756.94)               455,901.71
                                       --------------             -------------
OTHER ASSETS:

  Interco. note receivable                        .00                       .00
  Deferred charges                         216,453.78                138,498.22
  Deferred taxes                                  .00                       .00
  Other                                      1,251.04                  1,251.04
                                        -------------             -------------

    Total other assets                     217,704.82                139,749.26
                                        -------------             -------------
TOTAL ASSETS                             9,071,897.89              8,343,300.04
                                        =============             =============

                        NORTHEAST OHIO NATURAL GAS CORP.
                                 BALANCE SHEETS
                       AS OF MAY 31, 2000 AND MAY 31, 1999

                                   (UNAUDITED)

                                       Year-To-Date As Of        Comparative As Of
                                           05/31/2000                05/31/1999
SHAREHOLDER'S EQUITY AND LIABILITIES

SHAREHOLDER'S EQUITY:

  Common stock                            $  591,000.00             $  591,000.00
  Paid-in capital                          3,325,764.00              2,574,000.00
  Retained earnings                          504,032.20                412,058.70
  Year-to-date net income                     71,226.97                140,545.89
                                          -------------             -------------
  Total shareholder's equity               4,492,023.17              3,717,604.59
                                          -------------             -------------

LONG TERM OBLIGATIONS:

  Payables                                     9,020.88                       .00
  Debt                                     4,272,500.00              1,805,000.00
  Capitalized leases                                .00                       .00
  Other                                             .00                       .00
                                          -------------             -------------
    Tot. long-term obligations             4,281,520.88              1,805,000.00
                                          -------------             -------------

CURRENT LIABILITIES:

  Accounts payable                           162,441.90                194,627.09
  Interco. accounts payable                         .00                       .00
  Note payable                                      .00                       .00
  Current port. of LT payable                       .00                       .00
  Current portion of LT debt                  34,857.44              2,542,733.48
  Current port. - cap. leases                       .00                       .00
  Acc. taxes & taxes payable                 260,273.25                379,903.06
  Accrued liabilities                         80,751.07                 53,916.55
  Accrued interest & other                     7,165.80                 15,854.73
                                          -------------             -------------
    Total current liabilities                545,489.46              3,187,034.91
                                          -------------             -------------

  DEFERRED CREDITS:
     Deferred taxes                         (247,135.62)              (366,339.46)
                                          -------------             -------------

TOTAL EQUITY & LIABILITIES                 9,071,897.89              8,343,300.04
                                          =============             =============